AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2008
                 Registration Statement No. 333-105363
   _________________________________________________________________

                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1 TO
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                     __________________________

                   ANHEUSER-BUSCH COMPANIES, INC.
       (Exact name of registrant as specified in its charter)

              Delaware                   43-1162835
     (State or other jurisdiction        (IRS Employer
     of incorporation or organization)   Identification No.)

                          One Busch Place
                     St. Louis, Missouri 63118
              (Address of principal executive offices)
                       ______________________

                   ANHEUSER-BUSCH COMPANIES, INC.
               STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                      (Full title of the plan)
                       __________________________

  JoBeth G. Brown, Esq.              Copies to:
  Vice President and Secretary       Geetha Rao Sant, Esq.
  Anheuser-Busch Companies, Inc.     The Stolar Partnership LLP
  One Busch Place                    911 Washington Avenue, 7th Fl
  St. Louis, Missouri 63118          St. Louis, Missouri 63101
(Name and address of agent for service)

  (314) 577-3314
(Telephone number, including area code, of agent for service)


  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

  Large Accelerated Filer [X]           Accelerated Filer [ ]

  Non-Accelerated Filer [ ]             Smaller reporting company [ ]
  (Do not check if a smaller reporting company)




EXPLANATORY STATEMENT

Anheuser-Busch Companies, Inc. (the "Registrant") is filing this
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered for issuance under the Anheuser-Busch Companies, Inc. Stock Plan for Non-Employee Directors (the "1999 Plan") by the

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Registrant pursuant to its Registration Statement on Form S-8 (Registration
No. 333-105363), which was filed with the Securities and Exchange Commission (the "Commission") on May 19, 2003 (the "2003 Registration Statement"). On April 23, 2008, the shareholders of the Registrant approved the Anheuser-Busch Companies, Inc. 2008 Long-Term Equity Incentive Plan for Non-Employee Directors (the "2008 Plan"), and, in connection therewith, no further awards will be made under the 1999 Plan. Accordingly, the Registrant hereby withdraws from registration under the 2003 Registration Statement the 24,000 shares of the Registrant's common stock that have not been and will not be issued under the 1999 Plan, but which will instead be available for issuance under the 2008 Plan. A registration statement on Form S-8 with respect to the 2008 Plan is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The 2003 Registration Statement shall remain in effect for purposes of shares to be issued pursuant to outstanding stock options granted under the 1999 Plan.



                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 23, 2008.

                                     ANHEUSER-BUSCH COMPANIES, INC.


                                     By: /S/ JOBETH G. BROWN
                                             JoBeth G. Brown,
                                         Vice President and Secretary

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Pursuant to the requirements of the Securities Act of 1933, this post-
effective amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                  Title                Date

 AUGUST A. BUSCH IV*       President and        April 23, 2008
(August A. Busch IV)       Chief Executive
                           Officer and
                           Director (Principal
                           Executive
                           Officer)

 W. RANDOLPH BAKER*        Vice President and   April 23, 2008
(W. Randolph Baker)        Chief Financial
                           Officer (Principal
                           Financial Officer)

 JOHN F. KELLY*            Vice President       April 23, 2008
(John F. Kelly)            and Controller
                           (Principal
                           Accounting Officer)

 AUGUST A. BUSCH III*      Director             April 23, 2008
(August A. Busch III)

 CARLOS FERNANDEZ G.*      Director             April 23, 2008
(Carlos Fernandez G.)

 JAMES J. FORESE*          Director             April 23, 2008
(James J. Forese)

 JAMES R. JONES*           Director             April 23, 2008
(James R. Jones)

 VERNON R. LOUCKS, JR.*    Director             April 23, 2008
(Vernon R. Loucks, Jr.)

 VILMA S. MARTINEZ*        Director             April 23, 2008
(Vilma S. Martinez)

______________________     Director             April 23, 2008
(William Porter Payne)

 JOYCE M. ROCHE'*          Director             April 23, 2008
(Joyce M. Roche')

 HENRY HUGH SHELTON*       Director             April 23, 2008
(Henry Hugh Shelton)

 PATRICK T. STOKES*        Director             April 23, 2008
(Patrick T. Stokes)

______________________     Director             April 23, 2008
(Andrew C. Taylor)

______________________     Director             April 23, 2008
(Douglas A. Warner III)

EDWARD E/ WHITACRE, JR.*   Director             April 23, 2008
(Edward E. Whitacre, Jr.)



                                  * By: /S/ JOBETH G. BROWN
                                            JoBeth G. Brown
                                            Attorney-in-Fact



                           EXHIBIT INDEX

Exhibit 24.1

Power of Attorney executed by certain directors and officers of the Registrant.

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